Exhibit 99.1

News Release
Visit our website at: www.streamlinehealth.net

STREAMLINE HEALTH REPORTS 19% INCREASE IN REVENUE IN FIRST QUARTER FISCAL YEAR 2013; BACKLOG INCREASES 69% TO $53.2 MILLION OVER Q1 2012

Company Reiterates Annual Guidance

Atlanta, Georgia — June 5, 2013 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of SaaS-based enterprise content management, business analytics, computer assisted coding (CAC), and clinical documentation improvement (CDI) solutions for healthcare providers, today announced financial results for the first quarter of fiscal year 2013, which ended April 30, 2013.

At present, the Company is still in discussion with its new auditors, KPMG regarding a non-cash, non-operating expense item and the associated balance sheet liability related to the warrants issued as part of the financial transaction from August 2012. This is a balance sheet item, and has no impact on the Company’s operating performance. The Company fully intends to conclude this discussion in its regular course of business prior to the filing of its 10-Q on June 14, 2013.

Revenues increased 19% for the three month period ended April 30, 2013 to $6.5 million, as compared to $5.4 million in the first quarter of fiscal 2012, despite the loss of approximately $300,000 in AccessAnyWare solutions revenue from three clients that had advised of their intentions not to renew their contracts in 2010. The quarterly increase was attributable to recurring maintenance and SaaS-based revenues primarily in the Company’s Business Analytics Solutions —OpportunityAnyWare, and its Collabra suite of coding and CDI solutions, acquired as part of the Meta Health Technology, Inc. transaction completed in the third quarter of fiscal year 2012.

“We continue to gain traction in the market as witnessed by our $4.3 million dollars in new bookings during the quarter”, stated Robert E. Watson, President and Chief Executive Officer of Streamline Health.  “As we look ahead, significant new client wins from this quarter will contribute  net new revenue for our company this year. In addition, our cross selling efforts have resulted in our first client under contract for all three of our solution suites.  We view that as continuing to support our thesis that large healthcare provider systems will need innovative technologies to help them become more efficient, both operationally and financially. “

“We believe that you cannot successfully sell into today’s tumultuous healthcare provider marketplace if your solutions do not deliver meaningful return on investment to your clients. Ours do. Hence we remain comfortable with the annual guidance we provided last quarter of top line revenues between $35 and $37 million and Adjusted EBITDA between $7.5 million and $9.0 million.”

Highlights for the quarter included:

•                  Revenue for the first quarter 2013 was $6.5 million, an increase of 19% over the comparable period in 2012;

•                  Software as a Service (SaaS) revenues for first quarter 2013 was $1.8 million, an increase of 14%  over Q1 2012;

•                  Maintenance and support revenues for the first quarter 2013 was $3.4 million, a 44% increase over the comparable period in 2012;

•                  New sales bookings for the quarter were $4.3 million;

•                  Backlog at the end of the quarter was $53.2 million.

Operating expenses for the three-month period ending April 30, 2013 were $7.9 million, compared to $4.8 million in the comparable prior year period; an increase of $3.1 million, or 65%, over the prior year comparable period.  This increase was largely due to the acquisition of Meta Health, severances related to our office relocation, and associate stock option expense.

Backlog at April 30, 2013 was $53.2 million, compared with $51.0 million at January 31, 2013 and $31.4 million at April 30, 2012. The increase in the current backlog is primarily attributable to current clients purchasing additional solutions.

Conference Call Information

The Company will conduct a conference call and webcast to review the results on Wednesday, June 5, 2013 at 11:00 a.m. EDT. Interested parties can access the call by dialing 888-430-8709 and then entering the passcode 8297828. A live webcast will also be available by clicking this link: http://bit.ly/12rl6Mm

A phone replay of the conference call will be available from Wednesday, June 5, 2013 at 1:00 p.m. EDT to Monday, June 10, 2013 at 1:00 p.m. EDT by dialing 888-203-1112 and entering passcode 8297828. The web replay of this event will be available for 90 days and will use the same URL as above. The replay will be activated 24 hours after the live event.

* Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines” non-GAAP adjusted net earnings (loss)” as GAAP net earnings (loss), plus losses on conversion of convertible notes, transaction  related expenses, and non-recurring operational costs.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense,significant non-recurring operating expenses, and transactional related expenses including: gains an losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for hospitals and physician groups with offices in Atlanta, Cincinnati and New York. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). Across the revenue cycle, these solutions offer healthcare enterprises a flexible, customizable way to communicate between disparate departments and information systems to improve processes, boost productivity, and optimize clinical, administrative and financial performance.  For more information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact: Ashley Moore Director, Marketing (404)-446-2057 ashley.moore@streamlinehealth.net	Investor Contacts: Randy Salisbury Investor Relations (404)-229-4242 randy.salisbury@streamlinehealth.net

BPC Financial Marketing John Baldissera 800-368-1217

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended April 30,
	2013	2012
Revenues:
Systems sales	$324,646	$353,530
Professional services	919,351	1,122,439
Maintenance and support	3,380,600	2,351,575
Software as a service	1,848,741	1,617,589

Total revenues	6,473,338	5,445,133

Operating expenses:
Cost of systems sales	638,597	686,528
Cost of professional services	974,462	552,482
Cost of maintenance and support	984,588	725,281
Cost of software as a service	579,080	682,306
Selling, general and administrative	3,580,867	1,669,760
Research and development	1,097,010	456,363

Total operating expenses	7,854,604	4,772,720

Operating income (loss)	$(1,381,266)	$672,413